AMENDMENT AND SUPPLEMENT TO ASSET PURCHASE AGREEMENT

           AMENDMENT AND SUPPLEMENT TO ASSET PURCHASE AGREEMENT dated March 15, 1994 (this "Agreement"), amending and supplementing the Asset Purchase Agreement dated February 13, 1994 (the "Asset Purchase Agreement") by and among Tiphook plc, Tiphook Container Rental Company Limited, TFS Equipment Leasing Limited, TFS Leasing Limited, Tiphook Financial Services Limited, each a company incorporated under the laws of England, Tiphook Container Rental Inc., a Delaware corporation, Tiphook Container Rental (Australasia) Ltd., a company incorporated under the laws of New Zealand, Tiphook Container Rental (South America) Ltda., a company incorporated under the laws of Brazil, Tiphook Container Rental (Hong Kong) Ltd., a company incorporated under the laws of Hong Kong, Tiphook Container Rental S.R.L., a company incorporated under the laws of Italy, and Tiphook Container Rental (Singapore) pte Ltd., a company incorporated under the laws of Singapore, as sellers, and Transamerica Container Acquisition Corporation, a Delaware corporation, as purchaser, and, as to Sections 4.1, 4.2, 4.3 and 4.7 hereof, Transamerica Finance Corporation, a Delaware corporation. Terms used but not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

           This Agreement sets forth certain amendments and supplements to the Asset Purchase Agreement under which, subject to the satisfaction of certain conditions, the Sellers have agreed to sell, and the Purchaser has agreed to purchase, assets of the Sellers' container business, including without limitation dry cargo and tank containers, and tank chassis and related assets.

           In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

           SECTION 1.  The Asset Purchase Agreement is hereby
amended and supplemented by adding to Article I thereof the following Section 1.13:

"SECTION 1.13   Further Closing Arrangements.  Notwithstanding any
other provision of this Agreement:

     (a)  On Closing:

(A) the Sellers shall give a direction in the Agreed Form to the Purchaser to make the payments referred to in Parts A and B of the payment schedule in the Agreed Form (the "Closing Payments Schedule"), and the making of such payments by the Purchaser and the receipt of such payments by the relevant payees shall discharge the obligations of the Purchaser under Section 1.4(b) to pay the Initial Purchase Price to the Sellers and to pay the Purchase Price in Escrow to the Escrow Agent;

(B) the Purchaser shall (i) make the payments referred to in Part A of the Closing Payments Schedule and (ii) give irrevocable instructions in the Agreed Form to its bankers for the making (either immediately or as soon as normal banking hours for the relevant currency permit) of the payments referred to in Part B of the Closing Payments Schedule;

(C) the Sellers shall give (or procure to be given) irrevocable instructions in the Agreed Form to their bankers for the making (either immediately or as soon as normal banking hours for the relevant currency permit) of the payments referred to in Part C of the Closing Payments Schedule and shall procure that such payments are made and received for value on the Closing Date (or otherwise as required by the payees).

     (b) Save for the element of the payments referred to in the Closing Payments Schedule which relates to the purchase price payable to third party lessors in respect of those Sale Assets the subject of finance leases, including the VAT charged (or purportedly charged) on such purchase price (the "FL Equipment Price"), the payments referred to in Section 1.13(a)(B)(ii) shall be made on behalf of all of the Sellers. The Purchaser shall not be liable to the Sellers or to any third party for the late arrival of the payments referred to in Section 1.13(a)(B)(ii), provided that the irrevocable instructions in respect of those payments are given on Closing as required by that Section. In the event that any of the payments referred to in Section 1.13(a)(B)(ii) is not received for value on the Closing Date (or otherwise by the time agreed with the payee pursuant to the documents in the Agreed Form relating to certain Sale Assets the subject of finance leases, hire purchase agreements or charges (the "Financed Equipment Documentation")), the Sellers shall immediately pay to the payee any amounts remaining due pursuant to the relevant Financed Equipment Documentation (including, without limitation, all interest accrued) and shall indemnify the Purchaser against all additional costs, claims and expenses incurred as a result of such late receipt or non-receipt by the payee. The Sellers confirm and undertake that the bank account of Tiphook Finance Corporation numbered 273264.01 with Swiss Bank Corporation shall have a nil balance immediately before the receipt of the payment made by Transamerica Container Acquisition II Corporation into that account and that all funds in that account, from whatever source, will be transferred to the account of The First National Bank of Boston for the benefit of Tiphook Finance Corporation.

     (c) Notwithstanding Section 1.2(a), the parties agree that legal and beneficial title to those of the Sale Assets referred to in Financed Equipment Documentation which are expressed to be subject to finance leases (the "FL Sale Assets") shall be conveyed to the Purchaser by the relevant finance lessors pursuant to the Financed Equipment Documentation (and not by the Sellers, but free of any right, title or interest of the Sellers). The Sellers shall on Closing deliver or procure the delivery to the Purchaser of the Financed Equipment Documentation duly executed by all parties (other than the Purchaser), together with the invoices for VAT from the relevant finance lessors selling the FL Sale Assets (such invoices being valid and proper invoices for VAT purposes assuming all the sales are supplies of goods in the United Kingdom), in lieu of the Sellers' obligations to convey legal title to the FL Sale Assets to the Purchaser on Closing. The Purchaser shall, where appropriate, deliver counterparts of such documentation duly executed by the Purchaser to the Sellers on Closing or as soon as practicable following Closing (in the case of any documentation to be delivered to the relevant finance lessors). The Purchaser acknowledges to the Sellers that the Purchaser shall not receive legal and beneficial title free from all liens, charges and encumbrances to those Sale Assets which are the subject of the Financed Equipment Documentation until the receipt by the relevant payees of the payments to be made to them in respect of the particular Sale Assets pursuant to Section 1.13(a)(B)(ii). The Purchaser acknowledges to the Sellers that the Sellers' obligation to deliver title in accordance with the terms of this Agreement to those Sale Assets which are the subject of the Financed Equipment Documentation will be discharged by delivery of the Financed Equipment Documentation executed as set forth in this paragraph and (in the case of Sale Assets subject to charges) by the delivery of such Sale Assets either at Closing or (in the case of Sale Assets subject to hire purchase agreements) at the time that the relevant Seller itself acquires title.

     (d) For the avoidance of doubt, the FL Sale Assets shall remain Sale Assets for the purposes of this agreement and, without limitation:

(A) they shall continue to be treated as Sale Assets for the purposes of the Applicable Accounting Principles; and

(B) all warranties, representations and indemnities of the Sellers relating to the Sale Assets shall continue to apply to the FL Sale Assets (but save that reference to the title to such assets shall be construed so as to recognise that such title is to be conveyed to the Purchaser from the relevant finance lessors rather than from the Sellers).

     (e) The Sellers have agreed to bear the cost of any VAT charged or purportedly charged in respect of the sale of the FL Sale Assets to the extent that the Purchaser does not recover it. The aggregate amount of the VAT included within the FL Equipment Price has however been deducted from the amount to be paid to the Escrow Agent on Closing in respect of the General Escrow Account.

     (f) The Purchaser shall use all reasonable endeavours to recover from HM Customs & Excise the VAT paid to the finance lessors as part of the FL Equipment Price as soon as practicable and the Sellers shall use all reasonable endeavours to assist the Purchaser in the making of such a claim for the repayment of such VAT. Whilst the Purchaser shall be under no obligation to incur any costs (unless the Sellers (i) request that costs be incurred and (ii) advance to the Purchaser the funds necessary to pay such costs) in seeking recovery or entering into any dispute with HM Customs and Excise (or any other fiscal authority) or making any appeal to any court or tribunal in relation to the recovery of the VAT, the Sellers shall indemnify and keep indemnified the Purchaser on demand against any reasonable costs, claims and expenses which it shall in fact incur in seeking recovery.
Section 13.4(d) shall apply for the purposes of Section 1.13(e) and (f) in relation to the VAT charged or purportedly charged in respect of the sale of the FL Sale Assets as it would apply mutatis mutandis to any VAT charged by the Sellers to the Purchaser. Any such VAT recovered by the Purchaser shall be paid by the Purchaser forthwith into the General Escrow Account and shall become part of the General Escrow (or, in the event that the repayment is received after the date on which, pursuant to
Section 1.4(b), the remaining sums held in the General Escrow Account are to be (or would be, but for the exhaustion of that account) paid to the Sellers, such recovered VAT shall be paid to the Sellers).

     (g) Each of the Sellers shall procure statutory memoranda of satisfaction to be sworn in respect of each outstanding charge appearing as at Closing on the file relating to them maintained by the Registrar of Companies and which relates (or could relate) to any of the Sale Assets, immediately on being reasonably satisfied that the relevant payment referred to in Part B of the Closing Payments Schedule which is being made to (or to the order of) the person having the benefit of such charge (a "Discharging Payment") has been received as required by the relevant Financed Equipment Documentation with that person (or otherwise that the charge has been satisfied). For the purposes of this Agreement, the Live Charge Release List in the Agreed Form relates payments to be made to charges in respect of which memoranda are to be sworn. The Sellers confirm that, provided that they receive written confirmation on the Closing Date from the Purchaser's bankers that they have been informed by the bankers to the relevant payee that a Discharging Payment has been received, by the time (or for value) on the Closing Date provided by the relevant Financed Equipment Documentation, the relevant memorandum of satisfaction shall be sworn on the Closing Date. The Sellers shall file each memorandum of satisfaction with the Registrar of Companies on the Business Day after it is sworn and shall on the same day provide evidence of such filing to the Purchaser. The Sellers shall immediately on being reasonably satisfied that all of the payments referred to in Parts A and B of the Closing Payments Schedule have been received by the relevant payees deliver to the Purchaser the receipts in the Agreed Form in lieu of their obligation in Section 1.6(a)(xxix).

     (h) For all purposes of this Agreement, the payment referred to on the Closing Payments Schedule to be made to the Escrow Agent at the Closing shall comprise pound sterling 7 million in respect of the Repairs Escrow and the balance in respect of the General Escrow."

           SECTION 2.  The Asset Purchase Agreement is hereby
amended by making the following amendments to the Sections and pages referred to below:

(i)  the definition of "Buckingham Palace Road
     Sub-sub-underlease" and the definition of "Sublease for 123
     Buckingham Palace Road" on pages 6 and 22 respectively shall be deleted;

(ii) the words ", the Buckingham Palace Road Sub-sub-underlease" in Section 1.3(a)(v) shall be deleted;

(iii) Section 1.6(a)(xx) shall be deleted and each of the following sub-sections in Section 1.6(a) shall be renumbered accordingly;

(iv) Section 1.6(a)(xxvi) (as renumbered) shall be amended by the deletion of the words "a duly executed Sublease for 123
     Buckingham Palace Road";

(v) Section 1.6(b)(xii) shall be deleted and each of the following sub-sections in Section 1.6(b) shall be renumbered accordingly;

(vi) Section 13.4(c) shall be amended by deletion of the words
     "the Buckingham Palace Road Sub-sub-underlease" and the insertion of "any agreement referred to in the Transitional
     Services Agreement" in their place.

     SECTION 3. The parties acknowledge and agree that the Final Adjusted Net Assets Statement and the Final Closing Balance Sheet shall reflect payments and receipts as at midnight on the Closing Date. Between the time of Closing and midnight on the Closing Date, the Purchaser agrees that it shall conduct the Container Operations consistent with the past practice of the Container Operations.

           IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed, under hand and the Sellers have caused this Agreement to be executed as a deed and delivered all on the day and year first above written.


Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK plc in the presence of     )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL           )
COMPANY LIMITED in the presence of)





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TFS EQUIPMENT LEASING         )
LIMITED in the                   )
presence of                           )






Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TFS LEASING LIMITED in the         )
presence of                           )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK FINANCIAL SERVICES    )
LIMITED in the presence of            )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL INC.      )
in the presence of                    )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL           )
(AUSTRALASIA) LTD. in the             )
presence of                           )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL           )
(SOUTH AMERICA) LTDA. in the     )
presence of                           )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL           )
(HONG KONG) LTD. in the          )
presence of                           )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL S.R.L.)
in the presence of                    )





Signed as a deed by              )
                                 )
(acting as an attorney) on behalf     )
of TIPHOOK CONTAINER RENTAL           )
(SINGAPORE) PTE. LTD. in the     )
presence of                           )




TRANSAMERICA CONTAINER
  ACQUISITION CORPORATION




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